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                                                                    EXHIBIT 99.1

                     INSTRUCTIONS AS TO USE OF MILACRON INC.
                            SUBSCRIPTION CERTIFICATES

               CONSULT THE INFORMATION AGENT, YOUR BANK OR BROKER
                               AS TO ANY QUESTIONS

      The following instructions relate to a rights offering (the "Rights Offering") by Milacron Inc., a Delaware corporation (the "Company"), to the holders of record (the "Recordholders") of its common stock (other than any common stock received upon conversion of the Company's 6.0% Series B Convertible Preferred Stock (the "Series B Preferred Stock")), as described in the Company's
prospectus dated      , 2004 (the "Prospectus"). Recordholders of common stock
(other than any common stock received upon conversion of Series B Preferred
Stock) as of 5:00 p.m., New York City time, on      , 2004 (the "Record Date")
are being granted 0.452 nontransferable subscription rights (the "Rights") to subscribe for and purchase shares of the Company's common stock for each share of common stock owned at that time. The number of Rights granted to each Recordholder will be rounded up to the nearest whole number. The Rights will
expire at 5:00 p.m., New York City time, on     , 2004, subject to extension at
the Company's discretion (the "Expiration Date"). The Rights Offering will not
be extended to a date beyond           , 2004. If the Company extends the Rights
Offering, it will issue a press release and will file that press release with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K. The Company will not be obligated to honor any purported exercise of Rights received by Mellon Bank, N.A. (the "Subscription Agent") after the Expiration Date, regardless of when the documents relating to such exercise were sent.

      Each Right entitles the holder thereof to purchase one share of common stock (the "Subscription Privilege") at the cash price of $2.00 per share (the "Subscription Price").

      The Rights will be exercisable pursuant to subscription certificates (the "Subscription Certificates"). The number of Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Certificate and returning the certificate to the Subscription Agent in the envelope provided.

      YOUR SUBSCRIPTION CERTIFICATE AND SUBSCRIPTION PRICE PAYMENT, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED. RIGHTS NOT EXERCISED AT OR PRIOR TO THE EXPIRATION DATE WILL EXPIRE.

1.    METHOD OF SUBSCRIPTION -- EXERCISE RIGHTS.

      To exercise Rights, complete your Subscription Certificate and send the properly completed and executed Subscription Certificate, with any signatures guaranteed as required, together with payment in full of the Subscription Price for each share of common stock being purchased. Except as otherwise provided, a Right will not be deemed exercisable until the Subscription Agent receives both payment of the Subscription Price and a duly executed Subscription Certificate at or prior to 5:00 p.m., New York City time, on the Expiration Date.

      PAYMENT MAY BE MADE ONLY BY A CHECK OR BANK DRAFT DRAWN UPON A U.S. BANK, OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER, PAYABLE TO "MELLON INVESTOR SERVICES LLC."

      The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check or (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order.

      Uncertified personal checks used to pay the Subscription Price must be received by the Subscription Agent at least five days before the Expiration Date to allow sufficient time for the check to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to consider, in the alternative, payment by means of certified check, bank draft or money order. All funds received in payment of the Subscription Price shall be held by the Subscription Agent.

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      By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Subscription Certificate on your behalf.

      Banks, brokers and other nominee holders of Rights who exercise the Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company as to the aggregate number of Rights that have been exercised by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting.

      The Subscription Certificate and payment of the Subscription Price must be delivered to the Subscription Agent at one the following addresses:

 BY MAIL:                              BY OVERNIGHT COURIER:                   BY HAND:
 Milacron Inc.                         Milacron Inc.                           Milacron Inc.
 c/o Mellon Investor Services LLC      c/o Mellon Investor Services LLC        c/o Mellon Investor Services LLC
 Attn: Reorganization Dept.            Attn: Reorganization Dept.              Attn: Reorganization Dept.
 P.O. Box 3301                         85 Challenger Road                      120 Broadway, 13th Floor
 South Hackensack, NJ 07606            Mail Drop - Reorg                       New York, NY 10271
                                       Ridgefield Park, NJ 07660

DELIVERY TO AN ADDRESS OR BY A METHOD OTHER THAN THOSE SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

      If you have any questions or require additional copies of relevant documents, please contact Innisfree M&A Incorporated (the "Information Agent") at:

                         501 Madison Avenue, 20th Floor
                               New York, NY 10022

      SHAREHOLDERS CALL:      1-877-825-8631(Toll-free from the U.S. and Canada)
                              1-646-822-7426(From other locations)

      BROKERS AND BANKS CALL: 1-212-750-5833(Call collect)

      If you do not indicate the number of Rights being exercised, or you do not forward full payment of the aggregate Subscription Price for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised your rights with respect to the maximum number of Rights that may be exercised for the aggregate payment delivered by you.

      If the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificate(s) delivered by you, any amount remaining shall be returned to you promptly by mail without interest or deduction.

2.    ISSUANCE OF COMMON STOCK.

      The following deliveries and payments will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary in your Subscription Certificate:

      a. SUBSCRIPTION PRIVILEGE. As soon as practicable after the completion of the Rights Offering, the Subscription Agent will deliver shares of common stock subscribed for and issued pursuant to exercise of the Rights. Such shares will be issued in the same form, certificated or book-entry, as the common stock held by you.

      b. EXCESS CASH PAYMENTS. As soon as practicable after the completion of the Rights Offering, if the aggregate payment delivered by you exceeds the product of the Subscription Price multiplied by

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            the number of Rights evidenced by the Subscription Certificate(s)
            delivered by you, the Subscription Agent will mail you any amount remaining without interest or deduction.

3.    EXECUTION.

      a. EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act. If the Subscription Certificate is registered in the names of two or more joint owners, all of such owners must sign.

      b. EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

      c. SIGNATURE GUARANTEES. Your signature must be guaranteed by an eligible institution if you specify special payment or delivery instructions.

4.    METHOD OF DELIVERY.

      The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment at or prior to 5:00 p.m., New York City time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified check, bank draft or money order.

5. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

      In the case of Rights that are held of record through the Depository Trust Company (the "DTC"), exercises of the Rights may be effected by instructing the DTC to transfer DTC Rights from the DTC account of the Rights holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of common stock subscribed for.

6.    FORM W-9.

      Each Rights holder who elects to exercise Rights through the Subscription Agent should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") and, where applicable, certification of such Rights holder's exemption from backup withholding on a Substitute Form W-9. Each foreign Rights holder who elects to exercise Rights through the Subscription Agent should provide the Subscription Agent with certification of foreign status on a Form W-8BEN. Copies of Form W-8BEN and additional copies of Substitute Form W-9 may be obtained upon request from the Information Agent at the address, or by calling one of the telephone numbers, indicated above. Failure to provide the information on the form may subject such holder to 28% U.S. Federal income tax withholding with respect to any proceeds received by such Rights holder.